UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2006

THE STALLION GROUP

(Exact name of registrant as specified in its charter)

Nevada	333-118360	98-0429182
(State or Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 – 700 West Pender Street, Vancouver, B.C., Canada V6C 1G8 phone: (604) 602-1650 fax: (604) 602-1625
(Address and telephone number of principal executive office)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On September 14, 2006, Chishol, Bierwolf & Nilson LLC, Certified Public Accountants, were engaged to provide Auditors' Reports on the annual financial statements of the Company for the fiscal year end 2007, and to conduct review engagements on the Company's non-annual quarterly financial statements on an ongoing basis thereafter.  The change of accountant was approved by majority consent of the board of directors.  At the same meeting, the Board of Directors approved the dismissal of Cordovano & Honeck LLC as its independent registered public accounting firm effective immediately. There were no disagreements between us and Cordovano & Honeck LLC, whether resolved or not resolved, on any matter of accounting principles or practices, financial statements disclosures or auditing scope and procedures, which would cause them to make reference to the subject matter of a disagreement in connection with their report from our inception to August 31, 2006 or in any subsequent interim period through September 14, 2006. The former accountant’s report on our financial statements does not contain any adverse opinions or disclaimers of opinions and is not qualified or modified as to uncertainty other than a going concern uncertainty, auditing scope or accounting principles.

Prior to engaging the new accountant, we did not consult with it regarding any accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

The Company has requested Cordovano & Honeck LLC to furnish it a letter addressed to the Commission stating whether it agreed with the above statements. A copy of that letter dated September 18, 2006 is filed as Exhibit 16 to this form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

16	Letter from Cordovano & Honeck LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ “Gerald W. Williams”	President, Chief Executive Officer (Principal Executive Officer), Secretary and a member of the Board of Directors	September 18, 2006

EXHIBIT INDEX

Exhibit No. 16

Letter from Cordovano & Honeck LLC